Exhibit 10.10
                           REVOLVING CREDIT AGREEMENT

                         Dated as of September 27, 1996

         BNC Financial Corporation, a Delaware corporation (the "Borrower"), located at 4150 South Second Street, Suite 350, St. Cloud, MN 56310 and Bank Windsor, a Minnesota banking corporation (the "Bank"), located at 740 Marquette Avenue, Minneapolis, Minnesota 55402, agree as follows:

                                   ARTICLE I.

                                   DEFINITIONS

         Section 1.1. Definitions. As used in this Agreement the following terms shall have the following meanings (such meanings to be equally applicable to singular and plural forms of the terms defined):

         (a) "Affiliate" shall mean any of the following Persons:

                  (i)      any director, officer or employee of the Borrower;

                 (ii) any erson who, individually or with his immediate family beneficially owns or holds 5% or more of voting interest of the Borrower; or


                (iii) any company in which any Person described above owns a 5% or greater equity interest.

         (b) "Borrowing Base" shall mean an amount equal to 50% of the Value of Eligible Loans.

         (c) "Business Day" shall mean any day other than a Saturday, Sunday or a public holiday or the equivalent under the laws of the State of Minnesota or the United States of America.

         (d) "Debt" shall mean (i) indebtedness for borrowed money or for the deferred purchase price of property or services, (ii) obligations as lessee under leases which shall have been or should be, in accordance with generally accepted accounting principles, recorded as capital leases, (iii) obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clause (I) or (ii) above, and (iv) liabilities in respect of unfunded vested benefits under plans covered by Title IV of ERISA.

         (e) "Event of Default" shall  mean  one  of  the  events  specified  in
         Section 6.1.

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         (f) "Loan Documents" shall mean this Agreement,  the Note, the Security
         Agreement, the Guaranty and all other documents to be executed in connection with this Agreement.

         (g) "Loan Party"  shall  mean  any  Person  obligated  under  any  Loan
         Document.

         (h) "Note" shall mean the Revolving Note described in Section 2.2.

         (i) "Person" shall mean an individual, corporation, partnership, joint venture, trust or unincorporated organization or governmental agency or political subdivision thereof.

         (j) "Reference Rate" shall mean the rate established by First Bank National Association from time to time as its reference rate.

         (k) "Subsidiary" shall mean any corporation of which more than 50% of the outstanding capital stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether or not at the time capital stock or any other class or classes of stock of such corporation shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned by the Borrower, by the Borrower and one or more other Subsidiaries, or by one or more other Subsidiaries.

         (l) "Value of Eligible Loans" shall mean the aggregate net unpaid amount then due and owing under those commercial loans made by the Borrower that: (I) have been approved by the Bank in writing to be included in the Borrowing Base; (ii) are not in default; and (iii) are subject to a perfected security interest in favor of only the Bank as required by this Agreement.

         Section 1.2. Accounting and Other Terms. All accounting terms not specifically defined in this Agreement shall be construed in accordance with generally accepted accounting principles consistently applied as such principles may change from time to time. Other terms defined herein shall have the meanings ascribed to them herein.

                                   ARTICLE II.
                                 REVOLVING LOAN

         Section 2.1. Commitment for Revolving Loan. The Bank agrees, in accordance with the terms of this Agreement, to make advances (the "Advances") to the Borrower from time to time from the date hereof to and including September 30, 1997 (the "Termination Date") or the earlier termination of the Commitment under the terms of this Agreement, in an aggregate amount not to exceed $2,000,000.00 (the "Commitment"); provided, however, that the aggregate amount of Advances outstanding shall not at any time exceed the lesser of (i) the Commitment or (ii) the Borrowing Base. Each Advance shall be in an amount of not less than $10,000.00. Within the limits of the Commitment the Borrower may borrow, prepay pursuant to Section 2.5 and reborrow under this Section 2.1.


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         Section 2.2. The Note. The Advances made by the Bank shall be evidenced by a promissory note (the "Note") which is in substantially the form of Exhibit A attached hereto and is delivered to the Bank pursuant to Article III.

         Section 2.3. Making of Advances. Borrower may request Advances under this Agreement by giving notice to the Bank, specifying the date of the requested Advance and the amount thereof. Any request for an Advance shall be deemed to be a representation that the Borrower's representations and warranties contained in Section 4.1 are true and correct as of the date of the Advance as though made on and as of such date and that no event has occurred and is continuing, or will result from such Advance, which constitutes an Event of Default or would constitute an Event of Default but for the requirement that notice be given or time elapse or both. The Bank may disburse each requested Advance by crediting immediately available funds in the amount of the Advance to Borrower's demand deposit account maintained with the Bank.

         Section 2.4. Interest and Payments. The Borrower shall repay, and shall pay interest on, the aggregate unpaid principal amount of all Advances in accordance with the Note. All payments of principal and interest under this Agreement shall be made when due to the Bank in immediately available funds. All computations of interest shall be made by the Bank on the basis of the actual number of days elapsed in a year of 360 days. Whenever any such payment shall be due on a non- Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall be included in the computation of interest, as the case may be. The Bank is expressly authorized to charge any principal or interest payment, when due, to Borrower's demand deposit account maintained at the Bank, or, if that account shall not contain sufficient funds, to any other account maintained by Borrower at the Bank.

         Section 2.5. Voluntary Prepayment. The Borrower may prepay the Note in whole or in part; provided, however, that each partial prepayment shall be in a principal amount of not less than $10,000.00.

         Section 2.6. Mandatory Prepayment. In the event that the aggregate outstanding principal amount of the Note shall exceed the Borrowing Base as shown on the Borrowing Base Certificate most recently delivered to the Bank pursuant to Section 5.1(a), the Borrower shall pay to the Bank the amount of such excess together with the amount of accrued interest to the date of such prepayment on the amount prepaid.

         Section 2.7. Use of Proceeds. The proceeds of the Advances from the Bank shall be used to fund the Borrower's lending activities and to re-pay not more than $1,000,000.00 of Debt owed to the Guarantor.

                                  ARTICLE III.
                              CONDITIONS OF LENDING

         Section 3.1. Conditions Precedent to Initial Advance. The Bank shall have no obligation to make the initial Advance hereunder unless the Bank shall have received on or before the date of such Advance the following documents:

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         (a) The Note, properly executed and delivered on behalf of the Borrower

         (b) A security agreement (the "Security Agreement"), in a form acceptable to the Bank properly executed and delivered on behalf of the Borrower, granting to the Bank a security interest in all of the Borrower's accounts and notes receivable, and all collateral for such accounts and notes receivable and other property described therein as security for the performance of the Borrower's obligations under this Agreement and the Note, together with any UCC-I Financing Statement or other document deemed necessary or desirable by the Bank to perfect the security interest granted by the Security Agreement.

         (c) A certified copy of the resolutions of the Board of Directors of the Borrower, approving the execution and delivery of the Loan Documents to which it is a party and approving all other matters contemplated by this Agreement.

         (d) A certificate by the Secretary or any Assistant Secretary of the Borrower certifying the names of the officer or officers of the Borrower authorized to sign the Loan Documents to which it is a party, together with a sample of the true signature of such office.

         (e) A guaranty and subordination agreement (the "Guaranty") of BNCCORP, lnc. (the "Guarantor"), in a form satisfactory to the Bank, securing the Borrower's obligations under this Agreement and the Note and subordinating the Borrower's Debt owed to the Guarantor.

         (f) An opinion of Guarantor's counsel in a form acceptable to the Bank stating that the Guarantor's execution and delivery of the Guaranty has been authorized by all necessary corporate action and that all approvals and consents required from any third party or any regulatory agency have been obtained.

         Section 3.2. Conditions Precedent to Each Advance. The obligation of the Bank to make each Advance (including the initial Advance) shall be subject to the further conditions precedent, that on the date of such Advance:

         (a) The representations and warranties contained in Section 4.1 of this Agreement are correct on and as of the date of such Advance as though made on such date; and

         (b) No event has occurred and is continuing, or will result from such Advance, which constitutes an Event of Default or would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

                                   ARTICLE IV.
                         REPRESENTATIONS AND WARRANTIES

         Section 4.1. Representations and Warranties of the Borrower. To induce the Bank to make Advances, the Borrower represents and warrants as follows:

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         (a)  Existence  of  Borrower.   The  Borrower  is  a  corporation  duly
         incorporated, validly existing and in good standing under the laws of the state indicated at the beginning of this Agreement and is qualified to conduct its business in Minnesota and in all other States in which it conducts its business.

         (b) Authority to Execute. The execution, delivery and performance by the Borrower of the Loan Documents to which it is a party are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action, do not and will not conflict with any provision of law or of the charter or bylaws of the Borrower or of any agreement or contractual restriction binding upon or affecting the Borrower or any of its property, and need no further shareholder or creditor consent.

         (c) Binding Obligation. This Agreement is, and the-other Loan Documents when delivered hereunder will be, legal, valid and binding obligations of the Loan Parties enforceable against such Persons in accordance with their respective terms.

         (d) Governmental Approval. No consent of, or filing with, any govern-mental authority is required on the part of any Loan Party in connection with the execution, delivery or performance of any Loan Documents.

         (e) Financial Statements. The unaudited financial statements of the Borrower as of August 31, 1996, copies of which have been furnished to the Bank, have been prepared in conformity with generally accepted accounting principles consistently applied and present fairly the financial condition of the Borrower as of such date, and the results of the operations of the Borrower for the financial period then ended, and since such date, there has been no materially adverse change in such financial condition.

         (f) Litigation. No litigation or governmental proceeding is pending or threatened against the Borrower which may have a materially adverse effect on the financial condition or operations of the Borrower.

         (g) Title to Assets. Borrower has good and marketable title to all assets used in connection with its trades or businesses, and none of such assets is subject to any mortgage, pledge, lien, security interest or encumbrance of any kind, except for current taxes not delinquent, and except as has been disclosed in writing to the Bank contemporaneously with this Agreement.

         (h) Taxes. The Borrower has filed all federal and state income and excess profits tax returns which are required to be filed, and has paid all taxes shown on such returns to be due and all other tax assessments received by it to the extent that such assessments have become due.

         (i) ERISA. No plan (as that term is defined in the Employee Retirement Income Security Act of 1974 ("ERISA")) of Borrower (a "Plan") which is subject to Part 3 of Subtitle B of Title 1 of ERISA had an accumulated funding deficiency (as such term is defined in ERISA)

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         as of the last day of the most  recent  fiscal  year of such Plan ended prior to the date hereof, or would have had such an accumulated funding deficiency on such date if such year were the first year of such Plan, and no material liability to the Pension Benefit Guaranty Corporation has been, or is expected by the Borrower to be, incurred with respect to any such Plan. No Reportable Event (as defined in ERISA) has occurred and is continuing in respect to any such Plan.

         (j) Defaults. The Borrower is not in default in the payment of principal or interest on any indebtedness for borrowed money and is not in default under any instrument or agreement under or subject to which any indebtedness for borrowed money has been issued, and no event has occurred and is continuing which. with or without the lapse of time or the giving of notice, or both, constitutes or would constitute an event of default under any such instrument or agreement or an Event of Default hereunder.

         (k)      Subsidiaries. Borrower has no Subsidiaries.

                                   ARTICLE V.
                            COVENANTS OF THE BORROWER

         Section 5.1 Affirmative Covenants. So long as the Note shall remain unpaid or the Bank shall have a Commitment hereunder, the Borrower will, unless the Bank shall give its prior written consent:

         (a) Financial Reporting. Furnish to the Bank: (i) as soon as available and in any event within 30 days after the end of each month of each fiscal year of the Borrower, balance sheets of the Borrower as of the end of such month and statements of income and retained earnings of the Borrower for the period commencing at the end of the previous fiscal year and ending with the end of such month, certified by the chief financial officer of the Borrower; (ii) as soon as available and in any event within 45 days after the end of each quarter of each fiscal year of the Guarantor, balance sheets of the Guarantor as of the end of such quarter and statements of income and retained earnings of the Guarantor for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, certified by the chief financial officer of the Guarantor; (iii) as soon as available and in any event within 90 days after the end of each fiscal year of the Borrower and of the Guarantor, a copy of the annual report for such year for the Borrower and for the Guarantor, containing financial statements for such year certified in a manner acceptable to the Bank by independent public accountants acceptable to the Bank; (iv) promptly upon the sending or filing thereof copies of all public reports issued by the Borrower or the Guarantor to any of its security holders, to the Securities and Exchange Commission or to any national securities exchange; (v) promptly upon the filing or receiving thereof, copies of all reports which the Borrower or the Guarantor files under ERISA or which the Borrower or the Guarantor receives from the Pension Benefit Guaranty Corporation if such report shows any material violation or potential violation by the Borrower or the Guarantor of its obligations under ERISA; (vi) such other information concerning the conditions or operations, financial or otherwise, of the Borrower and the Guarantor as the Bank from time to time may reasonably request; (vii)

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         within  30  days  after  the  end  of  each  month,  a  Borrowing  Base
         Certificate for the month most recently ended, together with such information as the Bank shall request about the loans included in the Value of Eligible Loans in that Borrowing Base Certificate.

         (b) Visitation Rights. At any reasonable time and from time to time, permit the Bank or any agents or representatives thereof, to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Borrower, and to discuss the affairs, finances and accounts of the Borrower with any of its officers or directors. The Borrower will reimburse the Bank for its reasonable costs and expenses of conducting such periodic examinations.

         (c) Notification of Default. Etc. Notify the Bank as promptly as practicable (but in any event not later than 5 Business Days) after Borrower obtains knowledge of: (I) the occurrence of any event which constitutes an Event of Default or which would constitute an Event of Default with the passage of time or the giving of notice or both; or
         (ii) the commencement of any litigation or governmental proceedings of any type which could materially adversely affect the financial condition or business operations of the Borrower.

         (d) Keeping of Financial Records and Books of Account. Maintain proper financial records in accordance with generally accepted accounting principles consistently applied which fully and correctly reflect all financial transactions and all assets and liabilities of the Borrower.

         (e) Maintenance of Insurance. Maintain such insurance with reputable insurance carriers as is normally carried by companies engaged in similar businesses and owning similar property.

         (f) Payment of Taxes. Pay all taxes, assessments and governmental charges of any kind payable by it as such taxes, assessments and charges become due and before any penalty shall be imposed, except as Borrower shall contest in good faith and by appropriate proceedings providing such reserves as are required by generally accepted accounting principles.

         (g) Compliance with ERISA. Cause each benefits plan of the Borrower that is subject to the provisions of ERISA to comply and be administered in accordance with those provisions of ERISA which are applicable to such plan.

         (h) Maintenance of Accounts. Maintain corporate bank accounts at the Bank except for such incidental accounts that reasonable business judgment requires to be maintained elsewhere.

         (i) Preservation of Corporate Existence. Etc. Preserve and maintain its corporate existence, rights, franchises and privileges in the juris-diction of its incorporation, and qualify and remain qualified, as a foreign corporation in each jurisdiction in which such qualification is necessary or desirable in view of its business and operations or the ownership of its properties.

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         Section  5.2.  Negative  Covenants.  So long as the Note  shall  remain unpaid or the Bank shall have a Commitment here under, the Borrower will not, unless the Bank shall give its prior written consent:

         (a) Liens. Create or suffer to exist any mortgage, pledge, lien, security interest or other encumbrance with respect to any assets now owned or hereafter acquired by Borrower except those encumbrances made in favor of the Bank.

         (b) Debt. Create or suffer to exist any Debt except the Debt under this Agreement or the Note or Debt owed to the Guarantor which is subordinated to the Note pursuant to the Guaranty.

         (c) Merger, Etc. Merge or consolidate with any other Person; sell, transfer, convey, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or a substantial portion of its assets (whether now owned or hereafter acquired) to any other Person.

         (d) Compensation. Pay a salary or other compensation to any of its officers, directors, employees or stockholders in an amount which is in excess of a reasonable salary or other compensation paid for similar services by similar businesses.

         (e) Transactions with Affiliates. Engage in any transaction (including, without limitation, loans or financial accommodations of any kind) with any Affiliate provided that such transactions are permitted if they are on terms no less favorable to the Borrower than would be obtainable if no such relationship existed.

         (f) Change in Nature of Business. Make any material change in the nature of the business of the Borrower, taken as a whole, as carried on at the date hereof.

         (g) Dividends. Etc. Purchase or redeem any of its capital stock, declare or pay any dividends (other than stock dividends) thereon, make any cash or property distribution to shareholders, or set aside any funds for such purpose.

                                   ARTICLE VI.
                                     DEFAULT

          Section 6.1 . Events of Default. "Events of Default" in this AgreemenT means any of the following events:

         (a) Failure of the Borrower to pay the principal of the Note when due or, if payable on demand, upon demand;

         (b) Failure of the Borrower to pay any interest required to be paid hereunder or under the Note when due;

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         (c) Any  representation  or warranty made by, or on behalf of, any Loan
         Party in, or pursuant to, any Loan Document shall prove to have been incorrect in any material respect when made;

         (d) Default in performance of any other covenant or agreement of any Loan Party in, or pursuant to, any Loan Document and continuance of such default or breach for a period of 30 days after written notice thereof to such Person by the Bank;

         (e) Any Loan Party shall generally not pay its or his debts as such debts become due, or shall admit in writing its or his inability to pay its or his debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against any Loan Party seeking to adjudicate it or him a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, custodianship, protection, relief, or composition of it or him or its or his debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief, or the appointment of a receiver, custodian, trustee, or other similar official for it or him or for any substantial part of its or his property; or any Loan Party shall take any corporate action to authorize any of the actions set forth above in this subsection; and in the case of a proceeding of the type described in this paragraph commenced against any Loan Party, that proceeding shall not be dismissed within 60 days or that Loan Party shall consent to that proceeding;

         (f) The Borrower shall fail to pay any Debt (but excluding Debt evidenced by the Note) of the Borrower or any interest or premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other default under any agreement or instrument relating to any such Debt, or any other event, shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such default or event is to accelerate, or to permit the acceleration of, the maturity of such Debt; or any such Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof;

         (g) The Guaranty shall be repudiated or revoked, or purported to be repudiated or revoked;

         (h) The entry against any Loan Party of a final judgment, decree or order for the payment of money in excess of $100,000.00 and the continuance of such judgment, decree or order unsatisfied for a period of 30 days without a stay of execution;

         (i) Any Reportable Event (as defined in ERISA) shall have occurred and continue for 30 days under a Plan; or any Plan shall have been terminated by Borrower or the Guarantor not in compliance with ERISA, or a trustee shall have been appointed by a court to administer any Plan, or the Pension Benefit Guaranty Corporation shall have instituted proceedings to terminate any Plan or to appoint a trustee to administer any Plan;

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         (j) Jeffrey  A.  Reed  shall  cease,  for  any  reason, to be the chief executive officer of the Borrower;

         (k) The Bank shall at any time have reasonable grounds to believe that the prospect of due and punctual payment of any of the obligations of the Borrower now or hereafter existing under, or pursuant to, this Agreement is impaired.

         Section 6.2 Rights and Remedies. If any Event of Default shall occur and be continuing, the Bank may exercise any or all of the following rights and remedies:

         (a) By written notice to the Borrower, suspend or terminate the Commit-ment, whereupon the same shall forthwith be suspended or terminated;

         (b) Declare the Note, all interest thereon, and all other obligations under, or pursuant to, any Loan Document to be immediately due and payable, and upon such declaration such Note, interest and other obligations shall immediately be due and payable, without presentment, demand, protest or any notice of any kind, all of which are expressly waived;

         (c) Exercise any right or remedy under the Security Agreement, or any other right or remedy of a secured party under the Uniform Commercial Code as in effect in Minnesota;

         (d) Exercise any other right or remedy available to the Bank at law or in

                                  ARTICLE VII.
                                  MISCELLANEOUS

         Section 7.1. No Waiver; Cumulative Remedies. No failure or delay on the part of the Bank in exercising any right or remedy under, or pursuant to, any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, remedy or power preclude other or further exercise thereof, or the exercise of any other right, remedy or power. The remedies in the Loan Documents are cumulative and are not exclusive of any remedies provided by law.

         Section 7.2. Amendments and Waivers. No amendment or waiver of any provision of any Loan Document shall be effective unless such amendment or waiver is in writing and is signed by the Bank, and such amendment or waiver shall be effective only in the specific instance and for the specific purpose for which it was given.

         Section 7.3. Notices. Etc. All notices and other communications provided for hereunder shall be in writing (including telecopier communication) and mailed or telecopied or delivered, if to the Borrower, at its address stated in the preamble hereof, Attention: Jeffrey A. Reed; and if to the Bank, at its address stated in the preamble hereof, Attention: David Richards; or, as to each party, at such other address as shall be designated by such party in a written notice to the other party. All such notices and communications shall, when mailed or telecopied, be effective when deposited in the mails or transmitted by telecopier, respectively, addressed as aforesaid, except that notices to the Bank pursuant to the provisions of Article II shall not be effective until received by the Bank.

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         Section 7.4. Costs and Expenses.  The Borrower  agrees to pay on demand all costs and expenses of the Bank in connection with the preparation of the Loan Documents, including reasonable attorneys fees and legal expenses, as well as all costs and expenses of the Bank, including reasonable attorneys fees and expenses, in connection with the administration and enforcement of the Loan Documents (whether suit is commenced or not).

         Section 7.5. Right of Set-off. Upon the occurrence and during the continuance of any Event of Default the Bank is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Bank to or for the credit or the account of the Borrower or the Guarantor against any and all of the obligations of the Borrower now or hereafter existing under any Loan Document, irrespective of whether or not the Bank shall have made any demand under any Loan Document and although such obligations may be unmatured. The Bank agrees promptly to notify the Borrower after any such set-off and application, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Bank under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Bank may have.

         Section 7.6. Governing Law. All Loan Documents shall be governed by the laws of the State of Minnesota. Any term used in this Agreement and not otherwise defined shall have the definition given that term in the Uniform Commercial Code as in effect in the State of Minnesota from time to time. If any term in this Agreement shall be held to be illegal or unenforceable, the remaining portions of this Agreement shall not be affected, and this Agreement shall be construed and enforced as if this Agreement did not contain the term held to be illegal or unenforceable. The Borrower hereby irrevocably submits to the jurisdiction of the Minnesota District Court, Fourth District, and the Federal District Court, District of Minnesota, Fourth Division, over any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of such action or proceeding may be heard and determined in any such court.

         Section 7.7. Binding Effect; Assignment. All Loan Documents shall be binding upon and inure to the benefit of the Loan Parties and the Bank and their respective successors and assigns. No Loan Party shall have the right to assign its rights or interest under any such agreement without the prior written consent of the Bank.

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         IN WITNESS  WHEREOF,  the  parties  have caused  this  Agreement  to be executed by their duly authorized officers as of the date first above written.

                                    BNC Financial Corporation

                                    By       /s/ Jeffrey Reed
                                       -----------------------------------------
                                    Its               President
                                       -----------------------------------------


                                    Bank Windsor
                                    By       /s/ David Richards
                                       -----------------------------------------
                                    Its         Senior Vice President
                                       -----------------------------------------